UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 15, 2006
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26407	85-0212130
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1 West Wetmore Road, Suite 107
Tuscon, Arizona	85705
(Address of principal executive offices)	(Zip Code)

520-292-0266
Registrant's telephone number, including area code

3048 Seven Dash Road
Dragoon, Arizona 85609
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of New Directors to Fill Vacancies; Voluntary Resignation of Erland A. Anderson as Director

Nicholas Tintor, Wade D. Nesmith, Douglas P. Hamilton and John F. Cook were appointed Directors of Nord Resources Corporation (the “Corporation”) on February 15, 2006, to fill vacancies on the Board of Directors. Mr. Tintor has also been appointed as the Corporation’s President and Chief Executive Officer.

The Corporation’s Board of Directors has determined that it is appropriate to apply the standards for director independence prescribed by Section 121 of the American Stock Exchange (“AMEX”) Company Guide, and that each of Messrs. Hamilton, Cook and Nesmith meets those standards of director independence. In order to ensure that at least fifty percent of the Corporation’s Board consists of independent directors, Erland A. Anderson has voluntarily resigned as a director effective February 15, 2006.

Accordingly, the Corporation’s Board of Directors is now comprised of:

Ronald A. Hirsch, Chairman
Nicholas Tintor
Stephen Seymour
Douglas P. Hamilton
Wade D. Nesmith
John F. Cook

The Board has determined that Mr. Hirsch, Mr. Tintor and Mr. Seymour will not qualify as independent directors. Mr. Tintor does not meet the standards for director independence prescribed by section 121 of the AMEX Company Guide due to his appointment as the Corporation’s President and Chief Executive Officer. Mr. Hirsch does not meet the standards for director independence due to his continued service to the Corporation as the Chairman of the Board, and his past employment as the Corporation’s Chief Executive Officer within the past three years. Both Mr. Hirsch and Mr. Seymour are not qualified as independent directors by virtue of their participation in certain related transactions with the Corporation which are disclosed in the Corporation’s annual report on Form 10-KSB for the year ended December 31, 2004, filed with the Securities and Exchange Commission on January 17, 2006.

The following is a description of the respective business backgrounds of each of the Corporation’s directors:

•

Ronald A. Hirsch – Mr. Hirsch has been a director of the Corporation since September 7, 2000 and Chairman since October 20, 2003. He was also Chief Executive Officer from October 20, 2003 until February 15, 2006. Mr. Hirsch has over 30 years experience in the investment and corporate finance community. From January 2000 to October 2003, he was the President of Hirsch Enterprises, a private investment firm based in Laguna Beach, California. Until 1997, Mr. Hirsch was Senior Vice President - Investments with Lehman Brothers in New York where he was employed for 20 years, and previous to that was with Dean Witter for five years. He holds a bachelors degree in economics from Michigan State University and pursued advanced studies in Finance at New York University.

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•

Nicholas Tintor – Mr. Tintor was appointed President, Chief Executive Officer and a director of the Corporation on February 15, 2006. He holds a Bachelor of Science (Geology) from the University of Toronto and brings to Nord more than 28 years of experience in all facets of mineral exploration and public resource company management. Mr. Tintor’s positions included Project Geologist, Urangesellschaft (Canada) Ltd. (1978-1982), Staff Geologist, Ontario Geological Survey (1982-1983), Assistant Editor, The Northern Miner (1983-1990), Chief Operating Officer, Great Lakes Minerals (1990-1997), Vice-President, Santa Cruz Gold Ltd. (1995-1998) and President, Chief Executive Officer and Director, New Inca Gold Inc. (1997-2004). Mr. Tintor has been President and CEO of Anaconda Gold Corp. since January 2002 and Vice President – Canada with Moto Goldmines Ltd. since May 2005. He is also a Director of Andina Minerals Inc. Mr. Tintor is a Member, The Canadian Institute of Mining and Metallurgy (CIMM), the Prospectors and Developers Association of Canada and the Ontario Prospectors Association.

•

Stephen D. Seymour – Mr. Seymour was appointed a director of the Corporation on October 15, 2003. He has over 30 years experience in sales, marketing and finance. Mr. Seymour has owned and been employed by Rockland Investments since 1986. He spent 15 years with Westinghouse Broadcasting where he was head of all television sales and marketing and a member of the board of the Broadcasting Division. Since 1980, he has specialized in leveraged buy outs, turn-around situations and under- managed and under-capitalized ventures. Mr. Seymour holds an undergraduate degree from Rutgers University and an MBA from Columbia University.

•

Douglas P. Hamilton – Mr. Hamilton was appointed a director of the Corporation on February 15, 2006. He has over 30 years of experience in operations and finance in the power generation, automotive and aerospace industries. Mr. Hamilton has been retired since 1997. Prior to his retirement, he was Senior Vice President – Finance and Chief Financial Officer of Barnes Group Inc. (1996-1997) and Vice President – Finance and Control of U.S. Power Generation Businesses for Asea Brown Boveri, Inc. (1993-1996). Prior to that, he held various executive and management positions at United Technologies, Corporation and Ingersoll-Rand Company. Mr. Hamilton holds an AB degree in Engineering Science from Dartmouth College and an MBA in accounting from Columbia University.

•

Wade D. Nesmith – Mr. Nesmith was appointed a director of the Corporation on February 15, 2006, and has been appointed as Lead Director. He obtained his Bachelor of Law degree from York University – Osgoode Hall, Ontario in 1977. He has been Associate Counsel with Lang Michener LLP since November 2005 and from January to December 2004, prior to which he was the Vice President of Strategic Development for Westport Innovations Inc. from September 2000 to December 2003. He has been a director of Silver Wheaton Corp., a company listed on the Toronto Stock Exchange and the American Stock Exchange, since October 2004. He was a director and Secretary of Kingsway International Holdings Limited from August 1995 to August 2004 and a director and officer of Westport Innovations Inc. from April 1996 to April 2003, both of which are listed on the Toronto Stock Exchange, and a director of Creation Ventures Inc. from November 1999 to May 2003, which is listed on the TSX Venture Exchange. He was also a director and Chair of the Executive Committee of Oxford Automotive Inc., a private Michigan based company, from December 2003 to March 2005.

•

John F. Cook – Mr. Cook was appointed a director of the Corporation on February 15, 2006. For the past five years Mr. Cook has been the President of Tormin Resources Limited, a private company providing consulting services to the mining industry. He holds a Bachelor of Engineering (Mining), C. Eng UK, and P. Eng Ontario, and brings to

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Nord more than 40 years of experience in the operations and management of mining companies. Mr. Cook’s positions included Senior Mining and Managing Consultant, RTZ Consultants Ltd. (1974-78), Associate and Principal, Golder Associates Ltd. (1978-83), Senior Project Manager, General Manager, and Vice President Engineering, Lac Minerals Ltd. (1983-90), Vice President Operations, Goldcorp Inc. (1990-94), and Navan Resources Plc, Operations Director (1994-96). Currently, Mr. Cook serves as the Chairman of Wolfden Resources Inc. and of Anaconda Gold Corp. He is also a director of GLR Resources Inc., Uranium City Resources Inc. and MBMI Resources Inc.

Compensation of Non-Executive Directors

The Board of Directors is currently reviewing a proposed compensation structure for the Corporation’s non-executive directors which will be designed to fairly pay non-executive directors for work required while aligning the interests of the non-executive directors with the long-term interests of stockholders. At this time, it is expected that the non-executive directors will receive a one-time grant of 200,000 stock options, vesting annually over three years, at an exercise price to be determined by the Board of Directors.

Non-executive directors will also receive a $25,000 annual retainer, with an additional $15,000 to be paid annually to the Chairman of the Audit Committee and to the Lead Director. In addition, $7,500 will be paid annually to the Chairman of each of the Compensation Committee and Nominating and Corporate Governance Committee. It is currently expected that all of these fees will be payable in stock, restricted stock, restricted stock units, or such other equity-based compensation as the Board of Directors determines. The Chairman of the Executive Committee will also receive a monthly retainer of $5,000 and the other members of the Executive Committee will receive a monthly retainer of $1,000. The Executive Committee fees will be payable in cash. The non-executive directors will also receive attendance fees of $1,500 for each board and committee meeting attended in person (except for members of the Executive Committee who will not receive additional attendance fees), payable in cash. All cash fees can be deferred at the option of the directors.

It is anticipated that the equity-based fees will be payable in the form of awards to be issued pursuant to the Company’s 2006 Stock Incentive Plan, which was adopted by resolutions of the board of directors on February 15, 2006 but remains subject to shareholder approval. A total of 6,000,000 shares have been reserved for issuance pursuant to all awards to be granted under the Plan. The non-executive directors will have limited rights, exercisable within applicable time limits, to elect to have any percentage of their awards, and any percentage of their cash fees, payable in deferred stock units (“DSUs”). Any DSUs that are issued will be subject to the 2006 Deferred Stock Unit Plan for Directors, which supplements the 2006 Stock Incentive Plan. It contemplates that DSUs will be represented by notional accounts maintained in the respective names of the grantees, and that the number of deferred stock units to be credited to each such account in respect of the award will be determined by dividing the dollar amount of the award by the Fair Market Value (as defined in the 2006 Deferred Stock Unit Plan for Directors) of one of the Company’s shares of common stock on a date approved by the administrator of the Plans (which will be the full Board or a committee of the Board). It further provides that, upon the grantee ceasing to be a director of the Corporation, the grantee (or the grantee’s legal representative in the event of the grantee’s death) will be entitled to receive one share of common stock of the Company for each DSU credited to the grantee’s account.

Committees of the Board

With the appointment of the new directors, the Board of Directors has established the following committees:

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Executive Committee
Wade D. Nesmith, Chairman
Stephen Seymour
Douglas P. Hamilton

Audit Committee
Douglas P. Hamilton, Chairman
Wade D. Nesmith
John F. Cook

Corporate Governance and
Nominating Commitee
Wade D. Nesmith, Chairman
Douglas P. Hamilton
John F. Cook

Compensation Committee
John F. Cook, Chairman
Wade D. Nesmith
Douglas P. Hamilton

The Board has determined that the Audit Committee should be comprised entirely of independent directors, each of whom is able to read and understand fundamental financial statements (including the Corporation’s consolidated balance sheet, consolidated statement of operations and consolidated statement of cash flows), and at least one of whom is an “audit committee financial expert” as such term is defined in Item 401(e) of Regulation S-B promulgated the by Securities and Exchange Commission.

Each of Mr. Hamilton, Mr. Nesmith, and Mr. Cook has been determined by the Board of Directors to:

•	not have a material relationship with the Corporation that would interfere with the exercise of independent judgment, and

•	be able to read and understand fundamental financial statements, including the Corporation’s consolidated balance sheet, consolidated statement of operations and consolidated statement of cash flows.

Mr. Hamilton has also been determined by the Board of Directors to satisfy the criteria for an audit committee financial expert.

Appointment of Officers

As discussed in more detail in the Corporation’s annual report on Form 10-KSB for the year ended December 31, 2004, the Corporation’s near term objective is to resume mining and leaching operations at its Johnson Camp Mine. The Board has determined that, in view of the Corporation’s ongoing efforts to reactivate the Johnston Camp Mine following receipt of the updated 2005 Feasibility Study prepared by Winters, Dorsey and Company LLC, the Corporation requires a full-time Chief Operating Officer, as well as a President and Chief Executive Officer. Accordingly, Erland A. Anderson has been appointed as the Corporation’s Executive Vice President and Chief Operating Officer.

In order to facilitate the appointment of Nicholas Tintor as President and Chief Executive Officer as disclosed above, Ronald Hirsch has voluntarily resigned as Chief Executive Officer and Mr.

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Anderson has voluntarily resigned as President. Mr. Hirsch has agreed to continue to serve the Corporation as Chairman of the Board, and to work with Mr. Tintor to facilitate an orderly transition of the responsibilities of Chief Executive Officer to him.

As a result of the foregoing changes, the following persons comprise the current officers of the Corporation:

Chairman of the Board	-	Ronald A. Hirsch
President and Chief Executive Officer	-	Nicholas Tintor
Executive Vice President and Chief Operating Officer	-	Erland A. Anderson
Senior Vice President, Chief Financial Officer, Secretary	-	John T. Perry
and Treasurer

The following is a description of the respective business backgrounds of Mr. Anderson and Mr. Perry:

•

Erland A. Anderson – Mr. Anderson was appointed Chief Operating Officer and Executive Vice President of the Corporation on February 15, 2006. He served as the Corporation’s President and was on the Board of Directors from October 2003 until February 15, 2006. Mr. Anderson has over 30 years operational experience in the mining industry. From December 30, 2002 to October 2003, he was the Corporation’s Vice President. From June, 1999 to December 30, 2002, he served as the Corporation’s Operations Manager and from 1994 to 1999 was North American Operations Manager for Nord Pacific Limited. Prior to 1994, Mr. Anderson was Vice President of Minera Roca Roja, S.A. de C.V., Walhalla Mining Company and Keweenaw Copper Company and a Director of Technical Services for St. Joe Minerals Corporation where he was employed for 14 years and had responsibility for mine planning and technical services. Mr. Anderson holds a degree in Civil Engineering Technology from Michigan Technological University and is a member of the Society for Mining, Metallurgy, and Exploration of the American Institute of Mining, Metallurgical, and Petroleum Engineers.

•

John T. Perry – Mr. Perry was appointed as the Corporation’s Senior Vice President and Chief Financial Officer on April 1, 2005 and Secretary and Treasurer in September 2005. Mr. Perry has over 15 years (1989 to present) of mining and metals industry experience. Before joining the Corporation company, Mr. Perry was Vice President, Director with CB Richard Ellis, International Mining and Metals Group from December 2003 to August 2005. Prior to that, he held various positions with BHP Billiton Base Metals and BHP Copper Inc., including Vice President Finance with BHP Billiton Base Metals from August 2002 to November 2003, President, BHP Copper, Inc. from August 1999 to August 2002, and Vice President Finance and Administration for BHP Copper, Inc. He is a Certified Public Accountant and holds an undergraduate degree in Accounting and Finance as the Corporation ll as an MBA from the University of Arizona.

Executive Employment Agreements

Nicholas Tintor

On February 15, 2006, Nicholas Tintor accepted the Corporation’s offer to serve as President and Chief Executive Officer of the Corporation. The Corporation will enter into a definitive Executive Employment Agreement with Mr. Tintor within 30 days of the date of his acceptance of the Corporation’s offer. The term of Mr. Tintor’s Executive Employment Agreement will be for three years and his initial salary will be $6,000 per month, increasing to $200,000 per annum contingent and effective upon the Corporation receiving funding of at least $25 million. If the Corporation fails to receive at least $25 million in funding by August 31, 2006, Mr. Tintor has

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agreed to voluntarily resign as the Corporation’s President and Chief Executive Officer, in favor of Mr. Hirsch. Until such time as the Corporation receives such funding, Mr. Tintor’s salary will be accrued but will remain unpaid. Mr. Tintor will report to the Executive Committee of the Company’s Board of Directors.

The Corporation has agreed to pay Mr. Tintor a signing bonus of $150,000, payable as to $75,000 on the date that he accepted the Corporation’s offer and $75,000 on the one-year anniversary of his acceptance. The bonus is to be paid in shares of common stock, to be issued as fully paid and non-assessable at a deemed issue price per share equal to the market price of the Corporation’s common stock, subject to a 15% discount to reflect their status as “restricted securities” with the meaning assigned in Rule 144 under the Securities Act of 1933, as amended, if such a discount is permissible under the rules of all stock exchanges (if any) on which the Corporation's common stock is listed at the time of issuance of the shares. In addition, the Corporation has agreed to grant Mr. Tintor 500,000 options to purchase shares of common stock with a term of three years, to be issued pursuant to the Corporation’s 2006 Stock Incentive Plan.

Mr. Tintor will also receive all normal benefits and be eligible for participation in stock option and executive bonus plans as implemented by the Corporation’s Board of Directors.

Erland A. Anderson

Erland A. Anderson has agreed to assume his new responsibilities as Executive Vice President and Chief Operating Officer pursuant to a Waiver Agreement and Amendment of Employment Agreement dated as of February 15, 2006, which operates as an amendment to his pre-existing Executive Employment Agreement dated January 2, 2004. Mr. Anderson originally entered into the Executive Employment Agreement when he agreed to serve as the Corporation’s President. The term of this agreement is for three years, and the agreement is subject to automatic renewal for successive one year periods unless cancelled by either of the parties. Mr. Anderson’s base salary under the agreement is $150,000 annually.

Mr. Anderson is entitled to participate in the Corporation’s 2006 Stock Incentive Plan. Mr. Anderson is also entitled to participate in all health, insurance, retirement and other benefits provided to the Corporation’s other senior executives.

Absent a change in control, if the Corporation terminates Mr. Anderson for any reason not for cause (other than due to death or disability), the Corporation must pay to Mr. Anderson (i) accrued unpaid salary, bonuses and expenses, if any, (ii) his base salary for the greater of the remaining term and 12 months, and (iii) his health insurance premiums until the earlier of the expiration of 12 months and the date he is eligible for similar health benefits with another employer. Following a change in control, in the event the Corporation terminates Mr. Anderson for any reason other than for death/disability or cause, the Corporation is required to pay Mr. Anderson all accrued unpaid salary, bonuses, and expenses, a lump sum equal to three times his base salary, and the Corporation is required to pay for his health, dental, and disability insurance premiums for 18 months. Mr. Anderson may also elect to terminate his employment following a change of control and receive these payments.

In connection with his original employment with the Corporation, Mr. Anderson received stock options for the purchase of up to 1,500,000 shares of the Corporation’s common stock with an exercise price of $0.02 per share, which was the market price at the time of grant. Under the Waiver Agreement and Amendment of Employment Agreement, the Corporation has agreed to review Mr. Anderson’s compensation no later than August 31, 2006.

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Ronald A. Hirsch

Ronald A. Hirsch has agreed to continue to serve the Corporation as Chairman of the Board for a period of two years following receipt by the Corporation of at least $25 million in funding, which cannot be assured. Mr. Hirsch will work with Mr. Tintor for six months to ensure an orderly transition of his former duties as Chief Executive Officer. His salary will remain at $200,000 per annum until that date that is six months after the Corporation receives $25 million in funding, and thereafter will be reduced to $100,000 annually for the balance of 18 months. Mr. Hirsch has agreed that his salary can continue to be accrued but unpaid until the Corporation has received the funding.

If the Corporation fails to receive at least $25 million in funding by August 31, 2006, Mr. Hirsch is to be reinstated as the Corporation’s Chief Executive Officer, and appointed President, with a salary of $200,000 per annum.

These arrangements are covered by a Waiver Agreement and Amendment of Employment Agreement dated as of February 15, 2006, which operates as an amendment to Mr. Hirsch’s pre-existing Executive Employment Agreement dated January 2, 2004. Mr. Hirsch originally entered into the Executive Employment Agreement when he agreed to serve as the Corporation’s Chief Executive Officer. The term of this agreement was for three years, and the agreement was subject to automatic renewals for successive one year periods unless cancelled by either of the parties.

Mr. Hirsch is also entitled to participate in the Corporation’s 2006 Stock Incentive Plan. In addition, Mr. Hirsch is entitled to participate in all health, insurance, retirement and other benefits provided to the Corporation’s other senior executives.

Absent a change in control, if the Corporation terminates Mr. Hirsch for any reason not for cause (other than due to death or disability), the Corporation must pay to Mr. Hirsch (i) accrued unpaid salary, bonuses and expenses, if any, and (ii) his base salary for the greater of the remaining term and 12 months. In addition, the Corporation would remain liable to pay for his health, medical, and disability insurance premiums for until he reaches 65 years of age.

In the event the Corporation terminates Mr. Hirsch for any reason following a change in control, other than for death, disability or cause, the Corporation is required to pay Mr. Hirsch all accrued unpaid salary, bonuses, and expenses, and the balance of the salary that he otherwise would have been entitled to receive if he had remained employed for the full two year period following receipt by the Corporation of at least $25 million in funding. Mr. Hirsch may also elect to terminate his employment following a change of control and receive these payments.

In connection with his original employment by the Corporation, Mr. Hirsch received stock options for the purchase of up to 3,000,000 shares of the Corporation’s common stock with an exercise price of $0.02 per share, which was the market price at the time of grant.

No Legal Proceedings

During the past five years none of the Corporation’s new directors is, or has been, a general partner or executive officer of any business that filed a bankruptcy petition (or had a bankruptcy petition filed against it), either at the time of filing or within two years prior to such time.

None of the Corporation’s new directors has, within the past five years, been convicted in a criminal proceeding or been the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses).

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None of the Corporation’s new directors has, within the past five years, been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

None of the Corporation’s new directors has, within the past five years, been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

There are currently no legal proceedings to which any of the Corporation’s new directors is a party adverse to the Corporation or in which any of the Corporation’s new directors has a material interest adverse to the Corporation.

Certain Relationships and Related Transactions

Except for the transactions described below, during the last two years none of the new directors, nor any associate or affiliate of the new directors, have had any interest, direct or indirect, in any transaction, or in any proposed transactions, which has materially affected or will materially affect the Corporation:

In September 2005, the Corporation commenced a private placement of units, whereby one unit, consisting of one share of common stock and a warrant to purchase one share of common stock, was offered for $0.35 per unit. The Corporation sold 899,644 units for a total of $314,875. The stock purchase warrants have an exercise price of $0.40 and expire in three years. We issued these securities to accredited investors, relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. The new directors participated in the private placement prior to their respective appointments to the Board of Directors, as follows: Nicholas Tintor (57,143 units), Wade D. Nesmith (30,000 units) and Tormin Resources Limited, a company owned and controlled by John F. Cook, (71,429 units). All insiders participated on the same terms as third party purchasers.

Item 5.03           Amendments to Bylaws

The Board of Directors of the Corporation has adopted written consent resolutions amending Section 3.02 of the Corporation’s Amended and Restated Bylaws (the “Bylaws”) to:

(a)

increase the maximum number of Directors from six (6) to seven (7) to allow for the appointment of an additional independent director if the Board determines at some time in the future that it is in the best interests of the Corporation to have a majority of independent Directors on the Board, and

(b)	increase the minimum number of directors from two (2) to three (3).

In addition, the Board of Directors of the Corporation has adopted written consent resolutions amending Section 4.01 of the Bylaws, which, immediately prior to such amendment, provided for certain methods of delivery of notices to Directors of the Corporation that did not include email, oral or telephone messages. As amended, Section 4.01 of the Bylaws now allows for additional methods of delivery of notices to Directors, and expressly provides for any method of delivery of notices to Stockholders and Directors permitted by statute.

The foregoing amendments took effect on February 15, 2006. The Board of Directors has adopted a written consent resolution fixing the number of directors, between the minimum and maximum numbers permitted under the Bylaws, as so amended, at six (6).

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The Board of Directors has adopted, approved and ratified a consolidated restatement of the Bylaws, which reflects all amendments to the Bylaws as of the date hereof, in the form filed as Exhibit 3.1 hereto.

SECTION 8 – OTHER EVENTS

Item 8.01           Other Events

Press Release:

Nord Resources Announces New CEO, Filing of Form 10-QSB’s and Updates Activities

TUCSON, Arizona, February 16, 2006 – Nord Resources Corporation (Other OTC:NRDS.PK – News) is pleased to announce that Mr. Nick Tintor has joined Nord as President and Chief Executive Officer, effective immediately. Ronald A. Hirsch will continue as Chairman of the Board and Erland A. Anderson, formerly President of Nord, will remain as Executive Vice President and Chief Operating Officer. Mr. Tintor is a geologist who brings more than 25 years of experience in the mining industry having been involved in all facets of mining company management, finance and project acquisition.

We are also pleased to announce that Nord has filed three quarterly reports on Form 10-QSB with the SEC for the quarters ending March 31, 2005, June 30, 2005 and September 30, 2005. Due to financial difficulties, Nord had not been able to file the required reports under the Securities Exchange Act of 1934, as amended, since 1999.

In other developments, Nord has obtained credit approval from Nedbank Limited for a Project Debt Facility of up to US$14 million for the reactivation of the Johnson Camp Copper Mine Project in Arizona. Nedbank, based in Johannesburg, is one of South Africa’s largest banks and premier resource financing institutions with assets of over $50 billion. The credit approval for the Project Debt Facility is subject to certain conditions precedent described in more detail in the quarterly reports on Form 10-QSB referred to above, including Nord raising a minimum of $18 million in additional financing.

Ron Hirsch commented that "We are extremely pleased to have Nick join the Nord team. His solid reputation and wealth of mining experience will be invaluable as we continue to move the Company forward. This is a major milestone for Nord Resources, as we move closer to our near-term objective of resuming copper production at the Johnson Camp Mine."

Nick Tintor stated “I’m delighted to be involved with Nord and look forward to working with the company’s management team to bring the Johnson Camp mine back to commercial production.”

Nord’s near term objective is to resume mining and leaching operations at the Johnson Camp Mine, with the view to producing approximately 25 million pounds of cathode copper per year. Nord has obtained a feasibility study containing a mine plan for the Johnson Camp Mine that was completed in March 2000. The feasibility study was updated as of October 2005. The updated feasibility study includes an economic assessment of the Johnson Camp Mine based on the mine plan included in the original feasibility study and current capital and operating cost estimates, and the financial projections are based on the 36 month trailing average for copper prices. Nord has decided to proceed with the mine plan based on the updated feasibility study, subject to raising sufficient financing.

As disclosed in more detail in Nord’s annual report for the year ended December 31, 2004, filed with the Securities and Exchange Commission on January 17, 2006, in order for Nord to resume

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full mining operations, it will have to complete the mine development plan outlined in the updated feasibility study. Additional risks and uncertainties are discussed in detail in the annual report.

Nord’s management is planning to hold an annual and special meeting of its shareholders in late March, and will be filing a proxy statement on Schedule 14A with the SEC in due course.

About Nord Resources Corporation:

Nord Resources is an Arizona-based natural resource company focused on near-term copper production from its Johnson Camp Mine and the exploration for copper, gold and silver at its Coyote Springs property in Arizona and at its Mimbres property in New Mexico. The Company now also owns approximately 2.6 million shares of Allied Gold Limited, an Australian company. In addition, the Company maintains a small net profits interest in Sierra Rutile Limited, a Sierra Leone, West African company (described in Nord’s Form 10-KSB for the year ended December 31, 2004).

This Press Release may contain, in addition, to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. Key factors that could cause actual results to differ materially from those described in forward-looking statements are included in Nord’s Form 10-KSB for the year ended December 31, 2004. Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.

These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward looking statements. In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements.

For information contact: Ronald Hirsch, Chairman (949) 715-6745
                                            Nick Tintor, President & CEO (416) 953-4244

Website: www.nordresources.com

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	Amended and Restated Bylaws of Nord Resources Corporation*

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

DATE: February 16 2006	By:	/s/John Perry
John Perry
Chief Financial Officer

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